                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        INTERNET SECURITY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        (INTERNET SECURITY SYSTEMS LOGO)

                        Internet Security Systems, Inc.
                               6303 Barfield Road
                               Atlanta, GA 30328

                                 April 19, 2004

                     NOTICE OF ANNUAL STOCKHOLDERS MEETING

Dear Stockholders:

     We cordially invite you to attend Internet Security Systems' annual stockholders meeting. The meeting will be held on Monday, May 24, 2004, at 4:30 p.m. Eastern time at our corporate offices, located at 6303 Barfield Road, Atlanta, Georgia 30328.

     At the annual meeting, you will be asked to elect two directors to serve a three-year term ending in the year 2007.

     You will find information regarding this proposal in the attached proxy statement. We will also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented. A copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also enclosed with these materials.

     This meeting is for ISS stockholders. If you attend the meeting in person, you will need to present at the door this booklet and proper identification. Stockholders of record at the close of business on April 2, 2004 will be entitled to vote at the meeting, and at any adjournments or postponements of the meeting.

     Your vote is important. Whether or not you plan to attend the meeting in person, please be sure your shares are represented at the meeting by promptly voting and submitting your proxy through the Internet, by telephone or by completing and returning your proxy form in the enclosed envelope.

     If you have any questions concerning the meeting, please contact ISS' Investor Relations Department at (404) 236-2943 or by e-mail to ir@iss.net. For questions regarding your stock ownership, please contact your broker or, if you hold your shares directly, you may contact our transfer agent, SunTrust Bank, at
(404) 581-1579.

                                          Sincerely,

                                          /s/ THOMAS E. NOONAN
                                          Thomas E. Noonan
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                               TABLE OF CONTENTS

Proxy Statement.............................................    1

Proposal One: Election of Directors.........................    1

Stock Performance Graph.....................................    6

Security Ownership of Management and Principal
  Stockholders..............................................    7

Executive Compensation......................................    9

Compensation Committee Report on Executive Compensation.....   12

Audit Committee Report......................................   14

Other Matters...............................................   15

                        INTERNET SECURITY SYSTEMS, INC.

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by Internet Security Systems, Inc., on behalf of the Board of Directors, for the 2004 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy are being distributed on or about April 19, 2004.

     You can vote your shares using one of the following methods:

     - Vote through the Internet at the website shown on the proxy card

     - Vote by telephone using the toll-free number shown on the proxy card

     - Complete and return a written proxy card

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern time, on Sunday, May 23, 2004.

     You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy, or by notifying the inspectors of election in writing of such revocation.

     At the meeting, stockholders are being asked to elect two directors to serve a three-year term ending in the year 2007. The Board of Directors recommends that stockholders vote FOR both of these nominees. The details of the proposal follow.

PROPOSAL ONE
ELECTION OF DIRECTORS

GENERAL

     Stockholders will be asked to elect two directors to our Board at the annual meeting to serve a three-year term expiring at the annual meeting of stockholders in 2007. Robert E. Davoli and Christopher W. Klaus, who are currently directors, have been nominated by the Board to stand for re-election.

     The Board of Directors is responsible for directing the management and affairs of ISS. Our by-laws provide that the Board of Directors shall consist of seven directors. Our Board is authorized by our certificate of incorporation to amend or repeal our by-laws and, therefore, may change the number of directors to a greater or lesser number. Our certificate of incorporation also provides for a classified Board consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The class whose term of office expires at this annual meeting consists of two directors. The directors elected at the annual meeting will serve for a term of three years, expiring at the 2007 annual meeting of stockholders or when their successors have been elected and qualified. The class whose term of office expires at the 2005 annual meeting consists of two directors and the class whose term of office expires at the 2006 annual meeting consists of three directors.

     The nominees for election have agreed to serve if elected, and we have no reason to believe that the nominees will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

NOMINEES FOR DIRECTOR FOR TERM ENDING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

     Robert E. Davoli, 55, has served as one of our directors since February 1996. Mr. Davoli has been a general partner of, or an advisor to, Sigma Partners, a venture capital firm, since January 1995. Mr. Davoli also serves as a director of Vignette Corporation, an Internet relationship management software company, Versata, Inc., an e-business software applications and services company, and several privately held companies.

     Christopher W. Klaus, 30, founded Internet Security Systems in April 1994 and has served as one of our directors since then. He also served as President until August 1995 and as Chief Executive Officer until November 1996. Mr. Klaus continues to serve as Chief Technology Officer and Secretary. Prior to founding ISS, Mr. Klaus developed a shareware version of Internet Scanner(R), an ISS network security application, while attending the Georgia Institute of Technology.

VOTE REQUIRED

     The two nominees receiving the greatest number of affirmative votes of the shares present or represented by proxy and entitled to vote at the annual meeting will be elected directors. This number is called a plurality.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE TWO NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS FOR TERM ENDING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Richard S. Bodman, 66, has served as one of our directors since July 1997. Since May 1996, Mr. Bodman has served as President of Venture Management Services, Inc., an independent company that manages equity funds and investments. Mr. Bodman serves as a director of Knology, Inc., a leading provider of interactive communications and entertainment services in the Southeast, and Spacehab, Inc., a provider of space research opportunities, payload processing, and operations and logistics services. He also serves on the boards of several privately held companies.

     Kevin J. O'Connor, 43, has served as one of our directors since October 1995. Mr. O'Connor has been the Chairman of DoubleClick Inc., a provider of Internet advertising services, since January 1996 and was also the Chief Executive Officer until June 2000. Mr. O'Connor is also a director of 1-800-FLOWERS.com, Inc., an online retailer of flowers and gifts, Pinnacor, Inc., a provider of information and analytical applications to financial services companies and global corporations, and several privately held companies.

CONTINUING DIRECTORS FOR TERM ENDING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

     Thomas E. Noonan, 43, has served as our President and as a director since August 1995 and as our Chief Executive Officer and Chairman of the Board since November 1996. Mr. Noonan is also a director of Manhattan Associates, Inc., a provider of technology-based solutions to improve supply chain effectiveness and efficiencies, as well as two privately held companies.

     Sam Nunn, 65, has served as one of our directors since October 1999 and an advisor to us since February 1998. Mr. Nunn retired from King & Spalding LLP, an Atlanta law firm, as of December 31, 2003, having served as a senior partner since 1997. Previously, he served in the United States Senate for four terms starting in 1972. Mr. Nunn is co-chairman and chief executive officer of the Nuclear Threat Initiative, Inc., a charitable organization working to reduce the global threat from nuclear, biological and chemical weapons. He is also a director of Chevron Texaco Corporation, The Coca-Cola Company, Dell Computer Corporation, General Electric Company, and Scientific-Atlanta, Inc. He also serves as Chairman of the Board of the Center for Strategic and International Studies (CSIS), a Washington, D.C. think tank.

     David N. Strohm, 55, has served as one of our directors since February 1996. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and has been a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm is also a director of DoubleClick Inc., a provider of Internet advertising services, Legato Systems, Inc., a data storage management software company, Switchboard Incorporated, an Internet-based local merchant networking company, and several privately held companies.

BOARD AND COMMITTEE MEETINGS

     Our Board held six meetings during fiscal 2003. We have an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which operates under a written charter adopted by the Board. The Audit Committee held nine meetings during 2003, the Compensation Committee held eleven meetings during 2003, and the Nominating and Governance Committee held five meetings during 2003. Each Board member attended at least 75% of the total number of meetings of the Board and the committees on which the member served. One member of the Board attended last year's Annual Meeting of Stockholders. It is now the policy of the Board that a number of its members attend each annual meeting so that the Board is adequately represented. The Board has determined that all of its members, with the exception of Mr. Noonan, our Chairman, President and Chief Executive Officer, and Mr. Klaus, our Chief Technology Officer, are independent under Nasdaq listing standards.

     In addition to Board and committee meetings, our non-management directors meet periodically without management present. These meetings are chaired by our lead director, who is periodically chosen by the non-management directors, and currently is Mr. Strohm.

     Our corporate governance guidelines, committee charters, codes of conduct and ethics and other governance information can be found on our web site at www.iss.net by following the links under About ISS, Investor Relations and Corporate Governance.

AUDIT COMMITTEE

     The Audit Committee of our Board consists of three directors, Messrs. Bodman, Davoli and O'Connor. The Board has determined that Mr. Bodman is an "audit committee financial expert" within the meaning of federal securities laws. The purpose of the Audit Committee is to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of our internal audit function and independent auditors. Among other responsibilities, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditor.

COMPENSATION COMMITTEE

     The Compensation Committee of our Board consists of three directors, Messrs. Davoli, O'Connor and Strohm. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. It also has authority to administer our Restated 1995 Stock Incentive Plan and to make incentive grants thereunder.

NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee of our Board consists of two directors, Messrs. Nunn and Strohm. The Nominating and Governance Committee is primarily responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board prior to each annual meeting of shareholders, recommending nominees for any committee of the Board, developing and recommending corporate governance guidelines to the Board, and leading the Board's review of its performance and the performance of individual directors.

DIRECTOR NOMINATIONS

     To fulfill its responsibilities, the Nominating and Governance Committee will periodically consider and make recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board and the Nominating and Governance Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such director's Class comes up for reelection. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee will review the qualifications of each candidate. Final candidates generally will be interviewed by one or more Board members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

     The Committee's charter and our corporate governance guidelines provide general qualifications nominees should meet. These qualifications include the following:

     - Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. ISS endeavors to have a board representing diverse experience in areas that are relevant to its global activities.

     - Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

     - A director should disclose the director's consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director's service to ISS. The Nominating and Governance Committee and the Board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to the ISS board. Current positions held by directors may be maintained unless the Board determines that doing so would impair the director's service on the ISS Board.

     Any stockholder may nominate a person for election as a director at a meeting of stockholders at which such nominating stockholder is entitled to vote by following the procedures prescribed in Article I, Section 5(c) of ISS' by-laws, which generally requires that certain written information about the nominee and nominating stockholder be delivered to or mailed and received at the principal executive offices of the company, to the attention of the Corporate Secretary, not less than one hundred twenty calendar days in advance of the date of the Notice of Annual Meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

     In addition, the Nominating and Governance Committee will consider for inclusion in the Board's annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than five percent of the company's voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the Board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the company's by-laws, as described above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the Board and Committee consider the stockholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to ISS obtaining, all other information the Board and Committee request in connection with their evaluation of the nominee.

     A stockholder nominee submitted for inclusion in the Board's slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the Board's slate of nominees, the Board and Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board.

     The Nominating and Governance Committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

DIRECTOR COMPENSATION

     Our non-employee directors receive an annual retainer for Board service of $20,000. Non-employee directors also receive an annual retainer of $5,000 for each committee on which the non-employee director serves and an annual retainer of $5,000 for serving as a chairperson of a committee. These annual retainers are payable upon the conclusion of each year's service. In addition, our non-employee directors are reimbursed for their reasonable expenses in connection with attending Board meetings.

     A non-employee director may elect to receive common stock under the Stock Issuance Program of our Restated 1995 Stock Incentive Plan in lieu of the cash retainer payable. The election can be made at any time prior to the annual meeting of stockholders for the retainer payable upon conclusion of such meeting. The grant is made by the Compensation Committee of the Board and the stock value is determined by the closing sales price of our common stock on the date of such annual stockholder meeting. The non-employee directors also received on October 28, 2003 a restricted stock grant of 2,500 shares of our common stock, which vests following this annual meeting of stockholders. Directors do not receive meeting fees for individual meetings.

     Under the Automatic Option Grant Program of our Restated 1995 Stock Incentive Plan, each non-employee director is granted an initial option to purchase 20,000 shares of common stock on the date he or she is first elected or appointed to the Board, provided he or she has not previously been our employee. In addition, after each annual stockholders meeting, each non-employee director is granted an annual option to purchase 10,000 shares of common stock.

     Each option is granted at an exercise price per share equal to the fair market value per share of common stock on the grant date. Options have a term of ten years (seven under the new plan proposed), subject to earlier termination upon cessation of Board service. Options are immediately exercisable, though any shares purchased upon exercise of the option are subject to repurchase by us upon cessation of Board service prior to vesting in the shares. The initial option grant to non-employee directors vests in four equal successive annual installments. The annual option grant vests upon the completion of one year of Board service. In addition, the shares underlying each option grant immediately vest upon certain changes in our ownership or control or upon the death of the Board member.

STOCK PERFORMANCE GRAPH

     The graph compares the performance of our common stock to the Nasdaq National Market Index and to the Nasdaq Computers and Data Processing Services Index. It covers the period from December 31, 1998 to December 31, 2003. The graph assumes that $100 was invested in our common stock and each of the indexes on December 31, 1998, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------
                       12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003
--------------------------------------------------------------------------------------------------
 ISSX                    100.00       258.64       285.23       116.58        66.65        68.47
 Nasdaq CDPS Index       100.00       219.99       101.25        81.54        56.23        74.08
 Nasdaq NM Index         100.00       199.97       121.40        95.84        65.63        98.45

The foregoing graph shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of February 4, 2004 for (i) our Chief Executive Officer, the four most highly compensated executive officers serving at the end of fiscal 2003 (collectively the "Named Officers"); (ii) our directors; (iii) our directors and executive officers as a group; and (iv) each person who is a stockholder holding more than a 5% interest in our common stock. Unless otherwise indicated, the address for each person is c/o Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
NAME                                                           NUMBER     PERCENTAGE(1)
----                                                          ---------   -------------
Richard S. Bodman(2)........................................     33,471          *
Alex Bogaerts(3)............................................    129,501          *
Lawrence Costanza(4)........................................    293,439          *
Robert E. Davoli(5).........................................    178,124          *
Christopher W. Klaus(6).....................................  3,864,790        7.7%
Richard Macchia(7)..........................................    307,924          *
Thomas E. Noonan(8).........................................  3,099,567        6.0%
Doug Johns(9)...............................................     84,375          *
Sam Nunn(10)................................................     89,724          *
Kevin J. O'Connor(11).......................................     88,766          *
David N. Strohm(12).........................................     65,268          *
All directors and executive officers as a group (15
  persons)(13)..............................................  8,407,582       16.0%
Fidelity Management & Research Company(14)
82 Devonshire Street, Boston, MA 02109......................  4,243,217        8.5%
T. Rowe Price(15)
100 East Pratt Street, Baltimore, MD 21202..................  2,586,250        5.1%
Perkins Wolf McDonnell & Co(16)
310 S. Michigan Ave., Suite 2600, Chicago, IL 60604.........  2,972,320        6.0%

------------

  *  Indicates less than 1%.

 (1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days following February 4, 2004, are deemed outstanding. However, shares subject to options are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes options for 15,000 shares of common stock.

 (3) Includes options for 114,001 shares of common stock.

 (4) Includes options for 293,439 shares of common stock.

 (5) Includes options for 60,000 shares of common stock.

 (6) Includes options for 8,750 shares of common stock and 215,517 common shares owned by spouse.

 (7) Includes options for 255,624 shares of common stock.

 (8) Includes 180,785 shares held in family trusts and options for 1,310,130 shares of common stock.

 (9) Includes options for 84,375 shares of common stock.

(10) Includes options for 85,000 shares of common stock.

(11) Includes options for 60,000 shares of common stock.

(12) Includes 42,768 shares held in a family trust and options for 20,000 shares of common stock.

(13) Includes options for 2,478,452 shares of common stock.

(14) Based solely on information provided by Fidelity Management & Research Company on its Schedule 13G filed February 16, 2004 with the Securities and Exchange Commission.

(15) Based solely on information provided by T. Rowe Price on its Schedule 13G filed February 13, 2004 with the Securities and Exchange Commission.

(16) Based solely on information provided by Perkins Wolf Mcdonnell & Company on its Schedule 13G filed January 30, 2004 with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

     In addition to Thomas E. Noonan, our Chief Executive Officer and President, and Christopher Klaus, our Chief Technology Officer and Secretary, who are described in Proposal One regarding our directors, we have the following executive officers:

     Richard Macchia, 52, is our Chief Financial Officer and Senior Vice President of Administration. He joined us in 1997.

     Lawrence Costanza, 45, has served as our Senior Vice President of Americas Sales Operations since July 2000. Mr. Costanza was Vice President of North America Sales for Lucent Technologies, a communications networks solutions and services company, from June 1999 until joining us and, prior to joining Lucent, he was Sales Director for 3Com Corporation, an enterprise data and voice networking technology company.

     Doug Johns, 55, joined us as Senior Vice President Worldwide Operations in September 2002. Prior to then, Mr. Johns was Chairman and Chief Executive Officer of Monorail Computer Corp., a personal computer seller.

     Pete Privateer, 50, has served as a vice president and most recently as our Senior Vice President Global Marketing since joining us in January 2002. Prior to then, Mr. Privateer was President and Chief Operating Officer of Pelican Security, Inc., a website security software company, from September 1999 to December 2001. Prior to joining Pelican Security, he was Senior Vice President and acting Chief Operating Officer for Concept Five Technologies, Inc., an e-business solutions provider, from April 1998 to August 1999.

     Alex Bogaerts, 54, is President of our Europe, Middle East and Africa region, having joined us in 1996.

     Lin Ja Hong, 46, joined us in 1997 to serve as President of our Asia Pacific region.

     Sean Bowen, 43, has served as our General Counsel and Vice President of Contracts Administration since March 2000. Prior to joining us, Mr. Bowen was Senior Corporate Counsel for Eastman Chemical Company, a global manufacturer and seller of chemicals, fibers and plastics products.

     Maureen Richards, 34, joined our accounting group as a manager in 1997 and has served as our Corporate Controller since March 2001 and as Vice President since March 2003.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons, and (ii) the written representations received from such persons, we believe that all reporting requirements under Section 16(a) for the fiscal year were met in a timely manner.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and the next four most highly compensated executive officers, called the "Named Officers," whose salary and bonus for 2003 was in excess of $100,000.

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           -------------
                                                                           ANNUAL           SECURITIES
                                                                        COMPENSATION        UNDERLYING
                                                                     -------------------      OPTIONS
NAME AND PRINCIPAL POSITION(S)                                YEAR    SALARY     BONUS     (# OF SHARES)
------------------------------                                ----   --------   --------   -------------
Thomas E. Noonan............................................  2003   $343,750   $300,984      600,000
  Chief Executive Officer, President and                      2002   $237,500   $164,687      600,000
  Chairman of the Board                                       2001   $190,833   $ 80,917      400,000
Richard Macchia.............................................  2003   $261,250   $160,525      150,000
  Senior Vice President and Chief Financial Officer           2002   $243,750   $121,124      107,500
                                                              2001   $208,437   $ 81,313       27,500

Lawrence Costanza...........................................  2003   $300,000   $152,942      170,000
  Senior Vice President of Americas Sales Operations          2002   $300,000   $195,036      185,000
                                                              2001   $300,000   $322,625       55,000

Alex Bogaerts(1)............................................  2003   $254,000   $160,782       50,000
  President EMEA Region                                       2002   $200,000   $131,411       80,000
                                                              2001   $180,497   $ 64,495       25,000

Doug Johns(2)...............................................  2003   $300,000   $160,525      150,000
  Senior Vice President of Worldwide Operations               2002   $100,000   $  8,400      125,000
                                                              2001         --         --           --

------------

(1) Mr. Bogaerts' cash compensation was paid in euros in 2003 and an exchange rate of 1.27 euros per dollar was used to calculate the dollar value in the table. Mr. Bogaerts' compensation, other than options, was paid to a consulting company owned by Mr. Bogaerts.

(2) Mr. Johns joined us in September 2002.

STOCK OPTION GRANTS

     The following table contains information concerning the stock options granted to the Named Officers during 2003. All grants were made under our Restated 1995 Stock Incentive Plan.

                           OPTION GRANTS IN 2003 (1)

                                                                             POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF    % OF TOTAL                            ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES    OPTIONS                              PRICE APPRECIATION FOR OPTION
                          UNDERLYING   GRANTED TO   EXERCISE                            TERM(2)
                           OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ------------------------------
NAME                       GRANTED      IN 2003       SHARE        DATE           5%              10%
----                      ----------   ----------   ---------   ----------   -------------   --------------
Thomas E. Noonan(3).....   600,000        21.07%     $10.51      4/01/13      $3,964,437      $10,045,870
Richard Macchia(4)......   150,000         5.27%     $10.51      4/01/13      $  991,109      $ 2,511,467
Lawrence Costanza(4)....   170,000         5.97%     $10.51      4/01/13      $1,123,257      $ 2,846,330
Alex Bogaerts(4)........    50,000         1.76%     $10.51      4/01/13      $  330,370      $   837,156
Doug Johns(4)...........   150,000         5.27%     $10.51      4/01/13      $  991,109      $ 2,511,467

---------------

(1) Under our Restated 1995 Stock Incentive Plan, unvested options terminate if the individual ceases to be employed by us prior to full vesting. If we are acquired by merger, consolidation or asset sale, the vesting of the options will accelerate and all options will vest in full unless the successor assumes the options. In the event that the successor assumes the options, if within 12 months following the acquisition the individual's position is reduced to a lesser position or the individual's employment is involuntarily terminated, the vesting of the options will accelerate in part so that the next annual installment of option shares scheduled to vest will immediately vest and, to the extent the individual continues in our service, each installment of option shares scheduled to vest thereafter will vest on each subsequent anniversary of the acceleration date. Each option expires on the earlier of ten years from the date of grant or termination of the individual's employment with us. All options were granted at fair market value as determined by the Board on the date of grant.

(2) Future value assumes appreciation in the market value of the common stock of 5% and 10% per year over the ten-year option period as mandated by the rules and regulations of the Securities and Exchange Commission and does not represent our estimate or projection of the future value of the common stock. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(3) The option shall become exercisable with respect to fifty percent (50%) of the option shares on April 2, 2004. The option shall become exercisable with respect to the remainder of the option shares quarterly thereafter beginning July 2, 2004, at a rate of 12.5% of the option shares per quarter.

(4) The option shall become exercisable with respect to twenty five percent (25%) of the option shares on April 2, 2004. The option shall become exercisable with respect to the remainder of the option shares quarterly thereafter beginning July 2, 2004 at a rate of 6.25% of the option shares per quarter.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information about options exercised during 2003 and unexercised options held by the Named Officers at the end of the fiscal year.

          AGGREGATED 2003 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                     SHARES                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                    ACQUIRED              OPTIONS AT DECEMBER 31, 2003      AT DECEMBER 31, 2003(1)
                                       ON       VALUE     -----------------------------   ---------------------------
               NAME                 EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----                 --------   --------   ------------   --------------   -----------   -------------
Thomas E. Noonan..................      --         --       622,716        1,037,284      $  519,800     $4,992,000
Richard Macchia...................      --         --       168,125          261,875      $1,169,908     $1,353,142
Lawrence Costanza.................      --         --       229,065          405,935      $  234,401     $1,699,349
Alex Bogaerts.....................      --         --        90,813          108,187      $   89,975     $  515,825
Doug Johns........................      --         --        39,063          235,937      $  151,564     $1,581,436

------------

(1) Value is determined by subtracting the exercise price from the closing price per share of the common stock on the Nasdaq National Market on December 31, 2003 ($18.83 per share) to get the average value per option, and multiplying it by the number of shares underlying the option. The amount in this column may not represent amounts that can actually be realized.

EQUITY COMPENSATION PLANS

     A summary of our stockholder approved and non-approved equity compensation plans as of December 31, 2003 was as follows (in thousands, except exercise price):

                                                                                                    NUMBER OF SECURITIES
                                              NUMBER OF SECURITIES TO BE      WEIGHTED AVERAGE     REMAINING AVAILABLE FOR
                                               ISSUED UPON EXERCISE OF        EXERCISE PRICE OF     ISSUANCE UNDER EQUITY
              PLAN CATEGORY                 OUTSTANDING OPTIONS AND RIGHTS   OUTSTANDING OPTIONS     COMPENSATION PLANS
              -------------                 ------------------------------   -------------------   -----------------------
Equity compensation plans approved by
  security holders*.......................            7,476,000                    $22.56                 4,689,000
Equity compensation plans not approved by
  security holders........................              174,000                    $ 8.99                        --
                                                      ---------                                           ---------
    Total.................................            7,650,000                    $22.22                 4,689,000
                                                      =========                                           =========

------------

* Our Restated 1995 Stock Incentive Plan contains an "evergreen" provision whereby the number of shares available for issuance increases automatically on the first trading day of each calendar year by 4% of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 2,600,000 shares. On October 28, 2003, it was resolved by the Board of Directors to grant shares of restricted stock to non-employee directors under the stock issuance program of ISS' Restated 1995 Stock Incentive Plan.

     Our non-stockholder approved equity compensation plans include the following:

     - Non-qualified stock options granted to non-employee directors

     - Options assumed in connection with our acquisition of Netrex, Inc.

     - Options assumed in connection with our acquisition of Network ICE, Corporation

     - Options assumed in connection with our acquisition of vCIS, Inc.

     The following is a description of the material features of each of these plans:

     Non-qualified stock options granted to non-employee directors. On December 8, 1997 the Board of Directors granted to each of the four non-employee directors a non-statutory option to purchase 40,000 shares of common stock outside of the Restated 1995 Stock Incentive Plan, on the same terms as if those options had been granted under the Restated 1995 Stock Incentive Plan. ISS reserved 160,000 shares of common stock for issuance under these options. As of December 31, 2003, 80,000 of these options remained outstanding.

     Options assumed in connection with our acquisition of Netrex, Inc. In August 1999, as a result of our acquisition of Netrex, Inc. we assumed all outstanding Netrex, Inc. stock options. As a result, approximately 510,000 shares of ISS common stock were reserved for outstanding grants under the Netrex Stock Plan. Each option is subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the Netrex plan. As of December 31, 2003, approximately 7,000 options were outstanding.

     Options assumed in connection with our acquisition of Network ICE Corporation. In June 2001, as a result of our acquisition of Network ICE, we assumed all outstanding Network ICE stock options. As a result, approximately 289,000 shares of ISS common stock were reserved for outstanding grants under the Network ICE Stock Plan. Each option is otherwise subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the Network ICE plan. As of December 31, 2003, approximately 78,000 options were outstanding.

     Options assumed in connection with our acquisition of vCIS, Inc. In October 2002, as a result of our acquisition of vCIS, Inc. we assumed all outstanding vCIS, Inc. stock options. As a result, approximately 35,000 shares of ISS common stock were reserved for outstanding grants under the vCIS Stock Plan. Each option is otherwise subject to the same terms and conditions of the original grant and generally vest over four years and expire ten years from the date of grant. No further options may be granted under the vCIS plan. As of December 31, 2003, approximately 9,000 options were outstanding.

RETENTION AGREEMENTS

     ISS entered into retention agreements with Messrs. Noonan, Macchia, Costanza and Johns in October 2003 pursuant to which ISS will pay these executive officers severance payments if their employment is terminated under certain circumstances following a change in control of ISS. A "change in control" includes:

     - any person becoming the beneficial owner of 40% of the total voting power of ISS;

     - a merger or consolidation in which ISS' voting securities immediately prior to the transaction do not represent, or are not converted into, a majority of the voting power of the surviving entity;

     - a sale of substantially all of ISS' assets or a liquidation or dissolution of ISS; and

     - if a majority of the Board is comprised of persons other than directors who were on the Board at the time the retention agreements were entered into or were approved by such incumbent directors.

     If any covered executive officer is terminated by ISS other than for cause or his death or disability, or if the executive officer resigns for good reason, within two years following a change in control of ISS (and while his retention agreement is in effect), the officer is entitled to receive, in addition to his normal salary and other compensation and benefits earned or payable through the date of his termination, severance payments equal to a multiple of the sum of his annual salary and targeted quarterly and annual bonuses for the year in question. Mr. Noonan is entitled to a severance payment equal to two times such annual compensation amount, and Messrs. Macchia, Costanza and Johns are entitled to one-and-a-half times such amount. In addition, ISS shall pay to Mr. Noonan an additional amount, up to $2 million, equal to any excise tax imposed on Mr. Noonan if payments under his retention agreement and any other arrangement whereby he might receive separation compensation are characterized as "excess parachute payments" under Section 4999 of the Internal Revenue Code. Payments under the retention agreements are not subject to setoff for any compensation the officers may receive for subsequent employment.

     The initial term of the retention agreements is two years. The agreements renew automatically at the end of the initial term for additional one-year periods, unless ISS gives notice of non-renewal at least 90 days before expiration. Upon the occurrence of a change in control, or potential change in control, of ISS, the term is automatically extended for an additional two years. Payments under the retention agreements may become due as described in the previous paragraph if a change of control occurs while the agreements are in effect, or if a potential change in control occurs while the agreements are in effect and an actual change in control occurs within 120 days of the potential change in control.

     This summary of the retention agreements is qualified in its entirety by the full text of ISS' retention agreement form on file with the Securities and Exchange Commission, which contains definitions of, among other terms, "cause," "good reason," "change in control" and "potential change in control" as used in the agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the exclusive authority to make discretionary option grants to our executive officers under the Restated 1995 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to the individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon personal performance, our financial performance and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is intended to be competitive with the market and that reflects individual performance, (ii) quarterly and annual variable performance awards payable in cash and tied to our achievement of quarterly and annual financial performance goals, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation is comprised of bonuses and stock options and depends upon our financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2003 fiscal year are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. The compensation of Named Officers for 2003 is set forth in the Summary Compensation Table.

     Base Salary. In setting base salaries for 2003, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer generally reflects the salary levels for comparable positions in the published surveys and available market data, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year based on (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

     Quarterly and Annual Incentives. Executive officers are eligible for quarterly and annual incentive bonuses. For 2003, the aggregate quarterly and annual incentive bonus targets for executive officers were generally equal to more than 50% of base salary. Payouts were determined based on our actual financial performance in comparison to our business plan, as adjusted during the year. During 2003, the performance criteria included performance measures for revenues, earnings per share and days-sales-outstanding, which is accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the period.

     Long Term Incentives. Stock option grants were made by the Compensation Committee to each of our executive officers during 2003. The grants were designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage ISS from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years under the Restated 1995 Stock Incentive Plan). Options generally vest over a multi-year period or are linked to various performance objectives. Vesting is contingent upon the officer's continued employment with us. Accordingly, an option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of option grants to executive officers, including the Chief Executive Officer, are set by the Compensation Committee at a level that is intended to create a long-term performance and retention incentive, and a meaningful opportunity for stock ownership based upon the individual's current position with us. Option grants are also intended to reflect the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee takes into account published surveys and available market data for comparable positions, the number of unvested options held by the executive officer, and any impairment based on market conditions in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. For 2004, restricted stock is also being used as a long-term incentive. Because restricted stock is a full value grant, fewer shares are used than for an equivalent stock option grant. The Compensation Committee currently intends to use a mix of options and restricted stock, or restricted stock units, for long-term incentive compensation of executive officers.

     CEO Compensation. In setting the total compensation payable to our Chief Executive Officer for the 2003 fiscal year, the Compensation Committee adjusted the Chief Executive Officer's base salary, target bonus and long-term incentive compensation to bring it closer to compensation of similarly situated chief executives at comparable companies. For the annual period beginning April 1, 2003, the Compensation Committee determined to increase Mr. Noonan's base salary compensation to $375,000, with an equal amount for target performance bonus compensation based on financial performance objectives described above. An option to purchase 600,000 shares was granted in April 2003 to Mr. Noonan under the Restated 1995 Stock Incentive Plan with an exercise price of $10.51 per share, vesting 50% on April 2, 2004 and the remainder vesting quarterly over four quarters beginning July 2, 2004, until becoming fully vested on April 2, 2005, and expiring ten years from the grant date. The components of Mr. Noonan's 2003 fiscal year compensation, other than salary, were primarily dependent upon our performance. Mr. Noonan was paid $300,984 in quarterly and annual performance bonuses for the 2003 fiscal year.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal 2004 will exceed that limit. The Restated 1995 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee may reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

                                          The Compensation Committee:
                                          David N. Strohm, Chairman
                                          Robert E. Davoli
                                          Kevin J. O'Connor
March 9, 2004

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2003, the Compensation Committee was comprised of Messrs. Davoli, O'Connor and Strohm. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2003 audit, the Audit Committee has:

     - reviewed and discussed with management our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2003,

     - discussed with Ernst & Young LLP, our independent auditors, the matters required by Statement of Auditing Standards No. 61, and

     - received from and discussed with Ernst & Young LLP the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants. The Audit Committee has adopted a charter, which has not been amended since last year's proxy. The members of the Audit Committee have been determined to be independent in accordance with the listing requirements of The Nasdaq Stock Market.

                                          The Audit Committee:
                                          Robert E. Davoli, Chairman
                                          Richard S. Bodman
                                          Kevin J. O'Connor
March 9, 2004

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

INDEPENDENT AUDITORS

     The Audit Committee has appointed the firm of Ernst & Young LLP, our independent auditor during 2003, to serve in the same capacity for the year ending December 31, 2004, and the Board has ratified that selection. The Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our stockholders. During 2003, we evaluated other nationally recognized independent auditing firms and requested proposals, including a proposal from Ernst & Young LLP. Following the evaluation process, the Audit Committee determined to appoint Ernst & Young LLP to serve as our independent auditor for 2004.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     The following table sets forth the fees billed by Ernst & Young LLP during ISS' fiscal years ended December 31, 2002 and 2003:

                      FEES BILLED IN LAST TWO FISCAL YEARS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                  2003             2002
                                                              -------------   --------------
Audit(1)....................................................    $456,000         $399,000
Audit-Related(2)............................................      75,000          123,000
Tax(3)......................................................      66,000           58,000
All Other...................................................          --               --
                                                                ========         ========
                                                                $597,000         $580,000

------------

(1) Includes fees for professional services rendered for the audit of our annual financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory audit of subsidiaries, and for specific scope procedures regarding our Japan subsidiary for our consolidated audits.

(2) Include fees for services rendered in connection with audits of acquisition targets, 401(k) plan audit services, and other accounting advisory services.

(3) Includes fees for services rendered to us for tax compliance, tax advice and tax planning. In 2003, the fees related to tax compliance in the United States and the United Kingdom. In 2002, the fees related to tax compliance in the United State and United Kingdom, tax consulting in connection with our Atlanta headquarters facility, and tax advisory and other compliance in the United Kingdom.

     Fee Pre-approval Policy. The Audit Committee has approved the engagement of Ernst & Young LLP and has approved a budget for audit, audit related and tax related fees for services to be rendered for our 2004 fiscal year. The Audit Committee, or a member of the committee, must pre-approve any non-audit service provided to us by the company's independent auditor. The Audit Committee also approved the engagement of Ernst & Young LLP for the audit and audit related services performed for our fiscal years ended December 31, 2003 and 2002. Prior to 2002, the Audit Committee did not consider engagements of the independent auditor for the tax related services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sam Nunn, one of our directors, was a senior partner in the law firm of King & Spalding LLP. He retired from the firm on December 31, 2003. King & Spalding LLP provided legal services to us during 2003.

     Our policy is that all transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

RECORD DATE; SHARES OUTSTANDING

     Stockholders of record at the close of business on April 2, 2004 are entitled to vote their shares at the annual meeting. As of that date, there were 50,240,994 shares of our common stock, par value $0.001 per share, outstanding and entitled to vote at the meeting. The holders of those shares are entitled to one vote per share. We have no other classes of stock outstanding.

QUORUM

     More than 50% of the stockholders entitled to vote must be represented at the meeting before any business may be conducted. If a quorum is not present, the stockholders who are present may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

VOTING BY STREET NAME HOLDERS

     If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, then in accordance with Delaware law and Nasdaq rules, the record holder will be entitled to vote the shares in its discretion for the nominees for director named earlier in this proxy statement.

     As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless obtain a "legal proxy" from the record holder that holds your shares.

TABULATION OF VOTES

     SunTrust Bank, our transfer agent, will tabulate and certify the votes.

     If your shares are treated as a "broker non-vote" or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present at the meeting. Abstentions will also be counted as shares present and entitled to vote at the meeting. "Broker non-votes" are counted as shares present and entitled to vote only with respect to matters upon which the broker has expressly voted. Because directors are elected by a plurality vote, abstentions and "broker non-votes" will not affect the outcome of the voting for the election of directors.

PROXIES; RIGHT TO REVOKE

     By submitting your proxy, you will authorize Richard Macchia and Maureen Richards to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by
(1) sending written notice of revocation to the Corporate

Secretary, Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, Georgia 30328, (2) by submitting a later-dated proxy, or (3) by voting in person at the meeting.

MANNER FOR VOTING PROXIES; DEFAULT VOTING

     The shares represented by all valid proxies received by phone, by Internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this proxy statement. Should any other matter properly come before the stockholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. The Board of Directors is not aware of any other matters which may be presented at the meeting.

SOLICITATION OF PROXIES

     We will bear our costs of soliciting proxies. Copies of proxy materials and our Annual Report to Stockholders for 2003 will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others, so that they may forward this solicitation material to beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services.

STOCKHOLDER PROPOSALS

     Any stockholder proposals submitted pursuant to Securities Exchange Act Rule 14-8 and intended to be presented at the 2005 annual meeting must be received in writing in writing at our principal executive offices on or before December 16, 2004 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any stockholder proposals intended to be presented at the 2005 annual meeting other than pursuant to Rule 14a-8, and any stockholder nominations, must also be received in writing at our principal executive offices no later than December 16, 2005 together with all supporting documentation required by our by-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to those proposals, subject to SEC rules governing the exercise of this authority.

COMMUNICATING WITH THE BOARD

     ISS security holders and other parties with concerns about ISS' conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, Internet Security Systems, Inc., 6303 Barfield Road, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Lead Director and the Chair of Audit Committee.

STOCKHOLDER LIST

     For at least ten days prior to the meeting, a list of stockholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at ISS' principal executive offices located at 6303 Barfield Road, Atlanta, Georgia 30328. The list will also be available for examination at the meeting.

ANNUAL REPORT AND FORM 10-K

     A copy of our Annual Report to Stockholders for the 2003 fiscal year is being mailed with this Notice of Annual Stockholders Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material. The Annual Report to Stockholders includes our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004, except for the exhibits thereto. In addition, our Annual Report on Form 10-K (with exhibits) is available at the website maintained by the Securities and Exchange Commission at www.sec.gov.

This Proxy, when properly executed, will be voted as specified on the front of this card. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR.

DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:       Please mark
                                                              your votes as
To elect two directors to serve for a three-year term.        indicated in
DIRECTOR: (01) Robert E. Davoli (02) Christopher W. Klaus     this example  [X]


       WITHHOLD     2. In accordance with the discretion of the proxy holders,
       AUTHORITY       to act upon all matters incident to the conduct of the
FOR     to vote        annual meeting and upon other matters as may properly
                       come before the annual meeting.
[ ]       [ ]

INSTRUCTIONS: TO WITHHOLD AUTHORITY    Please print the name(s) appearing on
TO VOTE FOR ANY INDIVIDUAL NOMINEE,    each share certificate(s) over which you
WRITE HIS NAME ON THE LINE BELOW:      have voting authority:

___________________________________    _________________________________________
                                       (Print name(s) on certificate) Please
                                       sign your name:

                                       _________________________________________

                                       _________________________________________
                                               (Authorized Signature(s))

                                       _________________________________________

                                       Dated _____________________________, 2004

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


DETACH CARD    Please detach proxy at perforation before mailing.
                   YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.
________________________________________________________________________________
  VOTE BY TELEPHONE            VOTE BY INTERNET               VOTE BY MAIL
Call TOLL-FREE using a      Access the WEBSITE and      Return your proxy in the
  Touch-Tone phone              cast your vote            POSTAGE PAID envelope
   1-800-542-1160          http://www.votefast.com              provided
________________________________________________________________________________

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  Your telephone or internet vote must be received by 11:59 p.m. Eastern time on May 23, 2004, to be counted in the final tabulation.

THE CONTROL NUMBER IS

VOTE BY TELEPHONE
Have this proxy card available when you call the Toll-Free number
1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter the control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have this proxy card available when you access the website http://www.votefast.com. You will be prompted to enter the control number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date this proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, May 23, 2004, will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

                        INTERNET SECURITY SYSTEMS, INC.
                                     PROXY
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the annual meeting to be held May 24, 2004 and appoints Richard Macchia and Maureen Richards, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Internet Security Systems, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on any entity or entities, at the Annual Meeting of Stockholders to be held on May 24, 2004 at 4:30 p.m., Eastern time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth on the front and reverse side of this card.

                            (CONTINUED FROM REVERSE)






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                             -FOLD AND DETACH HERE-